MERCANTILE BANCORP, INC.
2004 EQUITY INCENTIVE PLAN

     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

     2. Definitions. The following definitions are applicable to the Plan:

     “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

     “Award” means the grant by the Board of Directors of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Stock Appreciation Rights, or any combination thereof, as provided in the Plan.

     “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

     “Board” means the Board of Directors of the Company.

     “Cause” means, in connection with a Participant’s termination of service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, issuance of an order for removal of the Participant by the Company’s banking regulator, or any other act, activity or conduct of a Participant which in the opinion of the Board is adverse to the best interests of the Company or any Affiliate.

     “Change in Control” means each of the events set forth in any one of the following paragraphs:

     (a) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act as in effect as of the date of this Plan) other than (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company (any such person is hereinafter referred to as a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company);

     (b) there is consummated a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, immediately after such merger or consolidation, more than 60% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation;

     (c) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

     (d) during any period of two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in (a), (b), or (c) above) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     For purposes of this Plan, where a change in control of the Company results from a series of related transactions, the change in control of the Company shall be deemed to have occurred on the date of the consummation of the first such transaction.

     For purposes of paragraph (a) above, the shareholders of another corporation (other than the Company or a corporation described in clause (iv) of paragraph (a)) shall be deemed to constitute a Person. Further, it is understood by the parties that the sale, transfer, or other disposition of a subsidiary of the Company other than Mercantile Bancorp, Inc. or its successor, shall not constitute a change in control of the Company giving rise to payments or benefits under this Plan.

     “Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

     “Committee” means the Compensation Committee appointed by the Board pursuant to Section 3 of the Plan.

     “Company” means MERCANTILE BANCORP, INC..

     “Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant’s transfer between the Company and an Affiliate or any successor to the Company.

     “Director” means any individual who is a member of the Board.

     “Disability” means total and permanent disability as determined by the Board of Directors pursuant to Code section 22(e)(3).

     “Employee” means any person, including an officer, who is employed by the Company or any Affiliate.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

     “Incentive Stock Option” means an option to purchase Shares granted by the Board of Directors pursuant to the terms of the Plan that is intended to qualify under Code section 422.

     “Market Value” means the last reported sale price on the trading date preceding the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the American Stock Exchange, or, if the Shares are not listed on the American Stock Exchange, on the principal exchange on which the Shares are listed for trading, or, if the Shares are not then listed for trading on any exchange, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by the American Stock Exchange or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Board of Directors shall determine.

     “Non-Qualified Stock Option” means an option to purchase Shares granted by the Board of Directors pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

     “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

     “Participant” means any individual selected by the Board of Directors to receive an Award.

     “Plan” means the MERCANTILE BANCORP, INC. 2004 Equity Incentive Plan.

     “Reorganization” means the liquidation or dissolution of the Company, or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

     “Restricted Period” means the period of time selected by the Board of Directors for the purpose of determining when restrictions are in effect under Section 12 of the Plan with respect to Restricted Shares.

     “Restricted Shares” means Shares that have been contingently awarded to a Participant by the Board of Directors subject to the restrictions referred to in Section 12 of the Plan, so long as such restrictions are in effect.

     “Retirement” means, in the case of an Employee, a termination of Continuous Service by reason of the Employee’s retirement on or after the Employee’s 65th birthday.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Shares” means the shares of common stock, no par value, of the Company.

     3. Administration. The Plan will be administered by the Board of Directors with input from the Compensation Committee. The Compensation Committee will consist of two or more members of the Board, each of whom will be independent directors as a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, an “outside director” as provided under Code section 162(m). The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan including the vesting requirements of such Awards made under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Board of Directors will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors without a meeting, will be acts of the Board of Directors. All determinations and decisions made by the Board of Directors pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

     4. Participants. The Board of Directors may select from time to time Participants in the Plan from those officers, Directors, and Employees of the Company or its Affiliates who, in the opinion of the Board of Directors, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

     5. Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Board of Directors, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

     6. Shares Subject to Plan, Limitations on Grants and Exercise Price. Subject to adjustment by the operation of Section 15 hereof:

     (a) The maximum number of Shares that may be issued with respect to Awards made under the Plan is 296,240 Shares, no more than 97,759 (one-third) of which may be issued pursuant to Awards granted in the form of Restricted Shares. The number of Shares that may be granted under the Plan to any Participant during any year under all forms of Awards will not exceed 30,000 Shares.

     (b) The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award Agreement which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

(c) Notwithstanding any other provision under the Plan, the Exercise Price for any Incentive Stock Option awarded under the Plan may not be less than the Market Value of the Shares.

     7. General Terms and Conditions of Options.

     (a) The Board of Directors, with input from the Compensation Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Board of Directors, in its sole discretion, may determine.

     (b) The Board of Directors shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, no Option shall be cancelled and replaced with an Option having a lower Exercise Price without further approval of the shareholders of the Company.

     8. Exercise of Options.

     (a) Except as provided in Section 17, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

     (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Board of Directors in its sole discretion.

     9. Termination of Options. Unless otherwise specifically provided elsewhere in the Plan or by the Board of Directors in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

     (a) Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

     (b) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise all Options that are vested or that vest in full within the period of thirty-six months (36) months immediately succeeding the Participant’s Retirement. Any unvested Options remaining at the end of the 36-month post-retirement period will be forfeited by the Participant.

     (c) If the Continuous Service of a Participant is terminated for Cause, all rights under any Options granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Board of Directors, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an Option, awarded under the Plan, within the 90-day period prior to the cessation of Continuous Service.

     (d) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

     (e) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options; provided, however, that if a Participant is terminated by the Company without Cause within twelve months after a Change in Control, such Participant may exercise outstanding Options to the extent he or she was entitled to exercise the Options at the date of cessation of Continuous Service, within the period of one (1) year immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

     (f) In the event of the Participant’s death or Disability, all Options heretofore granted and not fully exercisable will become exercisable in full and the Participant or the Participant’s beneficiary, as the case may be, may exercise such Options within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.

     (g) Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Board of Directors may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Board of Directors may, in its sole discretion, allow the exercise of an expired Option if the Board of Directors determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an Option due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Board of Directors makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

     10. Restrictive Covenants. In its discretion, the Board of Directors may condition the grant of any Award under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate.

     11. Incentive and Non-Qualified Stock Options.

     (a) Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors of the Company or approved by the Company’s shareholders, (ii) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (iii) the Exercise Price of any Incentive Stock Option will not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iv) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Incentive Stock Option may be exercised more than three (3) months after the Participant’s cessation of Continuous Service (one (1) year in the case of Disability) for any reason other than death. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

     (b) Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

     12. Terms and Conditions of Restricted Shares. The Board of Directors will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Board of Directors otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:

     (a) At the time of an Award of Restricted Shares, the Board of Directors will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares will vest. Subject to paragraph (e) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Board of Directors will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

     (b) Subject to Section 16, if a Participant ceases Continuous Service for any reason other than death or disability, before the Restricted Shares have vested, a Participant’s rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.

(c) Subject to Section 16, if a Participant ceases Continuous Service by reason of death or Disability before any Restricted Period has expired, the Restricted Shares will become fully vested.

     (d) Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear a legend referring to the terms, conditions and restrictions applicable to such shares.

     (e) At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Board of Directors agreeing to the terms and conditions of the Award.

     (f) At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (d) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.

(g) No Award of Restricted Shares may be assigned, transferred or encumbered.

     13. Terms and Conditions of Stock Appreciation Rights. The Board of Directors will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Stock Appreciation Rights and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Board of Directors otherwise specifically provides in the Award Agreement, an Award of Stock Appreciation Rights will be subject to the following provisions:

     (a) The Board of Directors may grant a Stock Appreciation Right or “SAR” under this Plan. A SAR shall provide a Participant with the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable Award Agreement.

     (b) In the case of a SAR granted retroactively in tandem with or as a substitution for another Award, the base price may be no lower than the Fair Market Value of a share of Common Stock on the date such other Award was granted.

     (c) The maximum term of a SAR shall be ten (10) years. The Board of Directors may also grant limited SARs, which are exercisable only upon a Change in Control or other specified event and may be payable based on the spread between the base price of the SAR and the Fair Market Value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of the Change in Control or other specified event.

     (d) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise any SAR that is vested or that vest in full within the period of thirty-six months (36) months immediately succeeding the Participant’s Retirement. Any unvested SAR remaining at the end of the 36-month post-retirement period will be forfeited by the Participant.

     (e) If the Continuous Service of a Participant is terminated for Cause, all rights under any SAR granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Board of Directors, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an SAR awarded under the Plan, within the 90-day period prior to the cessation of Continuous Service.

     (f) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the SAR at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR.

     (g) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the SAR at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR; provided, however, that if a Participant is terminated by the Company without Cause within twelve months after a Change in Control, such Participant may exercise any outstanding SAR to the extent he or she was entitled to exercise the SAR at the date of cessation of Continuous Service, within the period of one (1) year immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the SAR.

     (h) In the event of the Participant’s death or Disability, any SAR heretofore granted and not fully exercisable will become exercisable in full and the Participant or the Participant’s beneficiary, as the case may be, may exercise such SAR within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the SAR.

     (i) Notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Board of Directors may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Board of Directors may, in its sole discretion, allow the exercise of an expired SAR if the Board of Directors determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an SAR due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Board of Directors makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

     14. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Board of Directors to prevent the dilution or diminution of Awards. The Board of Director’s determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 12 of this Agreement.

     15. Effect of Reorganization. Unless otherwise provided by the Board of Directors in the Award Agreement, Awards will be affected by a Reorganization as follows:

     (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions on Restricted Shares will lapse and (ii) each outstanding Option Award will terminate, but each Participant to whom the Option was granted will have the right, immediately prior to the dissolution or liquidation, to exercise the Option in full, notwithstanding the provisions of Section 11, and the Company will notify each Participant of such right within a reasonable period of time prior to any dissolution or liquidation.

     (b) If the Reorganization is a merger or consolidation, upon the effective date of the Reorganization (i) each Participant will be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares or other securities or consideration as the holders of Shares are entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Shares will be entitled to receive shares or other securities as the holders of Shares received which will be subject to the restrictions set forth in Section 12 (unless the Board of Directors accelerates the lapse of such restrictions) and the certificate(s) or other instruments representing or evidencing the shares or other securities shall be legended and deposited with the Company in the manner provided in Section 12 of this Plan.

     The adjustments contained in this Section and the manner of application of such provisions will be determined solely by the Board of Directors.

     16. Effect of Change of Control.

     (a) If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve (12) months after a Change in Control, unless the Board of Directors has otherwise provided in the Award Agreement, (i) any Restricted Period with respect to an Award of Restricted Shares will lapse upon the Participant’s termination of Continuous Service and all Restricted Shares will become fully vested in the Participant to whom the Award was made.

     (b) If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if a Change in Control occurs, unless the Board of Directors has otherwise provided in the Award Agreement, all Option Awards theretofore granted and not fully exercisable will become exercisable in full upon the happening of such event and will remain exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated will become exercisable.

     17. Assignments and Transfers. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Incentive Stock Options) may be transferred to members of the Participant’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant’s spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.

     18. Employee Rights Under the Plan. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

     19. Delivery and Registration of Shares. The Company’s obligation to deliver Shares with respect to an Award will, if the Board of Directors requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Board of Directors will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

     20. Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Board of Directors, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Board of Directors determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

     21. Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company’s common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award.

     22. Effective Date and Term of Plan. The Plan will become effective upon its adoption by the Board of Directors of the Company. Unless sooner terminated pursuant to Section 21, no further Awards may be made under the Plan after ten (10) years from the effective date of the Plan.

     23. Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Delaware.

     25. Re-pricing of Options. Nothing in this Plan shall permit the re-pricing of any outstanding options other than (a) with the prior approval of the Company’s shareholders, or (b) pursuant to Sections 14 and 15. The foregoing restriction shall also apply to any other transaction which would be treated as a re-pricing of outstanding options under generally accepted accounting principles.

Adopted by the Board of Directors of Mercantile Bancorp, Inc. as of April 26, 2004

Incentive Stock Options portion of the Plan Approved by the Shareholders of Mercantile Bancorp, Inc. as of __________________